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                               Rentrak Corporation
                   Computation of Net Income (Loss) Per Share
                        For the Year Ended March 31, 1995


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


                                                                            Primary          Fully Diluted
                                                                           ----------        -------------
Weighted average number of shares of
   common stock outstanding                                                10,721,558          10,721,558

      Dilutive effect of exercise of stock options                          2,356,734           2,356,734

      Dilutive effect of exercise of stock warrants                         2,500,197           3,419,626

      Less: purchase of treasury shares, up to
      20% of shares outstanding at period end                              (2,180,538)         (2,180,538)
                                                                         ------------         -----------

Weighted average number of shares of common
   stock and common stock equivalents                                    $ 13,397,951         $14,317,380
                                                                         ------------         -----------
                                                                         ------------         -----------

Net Income (Loss) from Continuing Operations                                5,113,523           5,113,523

      Plus: interest income from investments
      assumed purchased with proceeds from
      exercise of stock options and warrants in
      excess of proceeds used to purchase
      treasury stock.                                                         394,249             582,494
                                                                         ------------         -----------

Net Income for purposes of computing
   earnings per share from continuing operations.                        $  5,507,772         $ 5,696,017
                                                                         ------------         -----------
                                                                         ------------         -----------

Net Income (Loss) per Share from Continuing Operations                          $0.41               $0.40
                                                                         ------------         -----------
                                                                         ------------         -----------

Net Income (Loss) from Discontinued Operations                               (286,987)           (286,987)

      Plus: interest income from investments
      assumed purchased with proceeds from
      exercise of stock options and warrants in
      excess of proceeds used to purchase
      treasury stock.                                                               -                   -
                                                                         ------------         -----------

Net Income for purposes of computing
   earnings per share from discontinued operations.                         ($286,987)          ($286,987)
                                                                         ------------         -----------
                                                                         ------------         -----------

Net Income (Loss) per Share from Discontinued Operations                       ($0.02)             ($0.02)
                                                                         ------------         -----------
                                                                         ------------         -----------
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The computation of net income (loss) per share for the years ended March 31,
1994 and 1996 is not provided since it can be clearly determined form the material contained in footnote 1 of the financial statements.